UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    May 23, 2002

NEW FOCUS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-29811 (Commission File Number)	33-0404910 (I.R.S. Employer Identification Number)

5125 Hellyer Avenue, Suite 100
San Jose, CA 95138
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(408) 980-8088

Not applicable

Former name or former address, if changed since last report

Item 2.    Acquisition or Disposition of Assets.

On May 23, 2002, New Focus, Inc., a Delaware corporation (“Registrant”), consummated the sale of its network tunable laser technology to Intel Corporation, a Delaware corporation, for an aggregate consideration of $50 million of cash. The assets sold included certain intellectual property rights, equipment and other physical property associated with the Registrant’s network tunable laser program and as further identified in the Asset Purchase Agreement between the parties.

The information that is set forth in our Press Release dated May 23, 2002, which is attached to this Current Report as an exhibit, is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

2.1
Asset Purchase Agreement, dated as of May 23, 2002, by and between New Focus, Inc., a Delaware corporation (“Seller”), and Intel Corporation, a Delaware corporation (“Purchaser”). (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request.)

99.1	Text of Press Release, dated as of May 23, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FOCUS, INC. a Delaware corporation

Dated:	June 5, 2002	By:	/s/ WILLIAM L. POTTS, JR.
William L. Potts, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1
Asset Purchase Agreement, dated as of May 23, 2002, by and between New Focus, Inc., a Delaware corporation (“Seller”), and Intel Corporation, a Delaware corporation (“Purchaser”). (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request.)

99.1	Text of Press Release, dated as of May 23, 2002.